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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Registration Statement of OAO Technology Solutions, Inc. on Form S-8 of our report dated February 24, 1999 appearing in the Registrant's Annual Report on Form 10-K of OAO Technology Solutions, Inc. for the year ended December 31, 1998.



Deloitte & Touche LLP
Washington, D.C.
March 29, 1999